Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2011 relating to the financial statements and financial statements schedules as of and for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which appears in Hawaiian Electric Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

May 11, 2011